Exhibit 99.2

PRESS RELEASE

US MEDIA CONTACT:	UK MEDIA CONTACT:
Mary Ellen Ynes	Tillman Braun
A&R Edelman	Braun PR
650-762-2849	0+44 (0) 20 7720 9582
mynes@ar-edelman.com	braun@braunpr.com
FOR RELEASE June 1, 2007
Leading UK Mobile Service Provider Expands Initial Order for Intervoice Media
Exchange Enhanced Services Platform
Growing Customer Demand for Personalization and Simplified Access to Information from a Single
Interface Fuels Providers’ Need to Offer Multimodal, Multimedia Communications Platform
DALLAS, June 1, 2007 — Intervoice, Inc. (NASDAQ: INTV) announced today that a large mobile network service provider in the UK has chosen to expand its initial order of Media Exchange next generation messaging. The initial order was previously announced by the company on March 5, 2007 (http://www.intervoice.com/index.php/press_releases/press_releases_id/60.html). The value of the additional order is currently estimated to be worth $6.2 million. Intervoice is a world leader in converged voice and information technology with more than 23,000 installations worldwide. Citing competitive issues, the client requested anonymity in this announcement.
Intervoice Media Exchange allows service providers to offer customers high levels of personalization, voice-navigated messaging, video, web and WAP access— all from a single subscriber account. Customers have easy access to these new services from landlines, mobile phones or the web. These applications and multiple access points allow providers to attract new subscribers, increase usage by current subscribers, and enhance customer satisfaction. The sophisticated reporting capabilities from Media Exchange’s centralized reporting and analysis tool collects, aggregates, and generates call transaction data, traffic statistics, resource usage, and customer activity. This reporting module enables a measured understanding of how services are being used and how they can be improved upon. By analyzing this data, mobile operators can benefit from improved system efficiency, enhanced customer satisfaction, and increased bottom-line profit.
“Service providers rely on us to develop leading edge, flexible technology for an intuitive interface so they not only stay ahead of the competition but also give their customers what they want today and in the future.
(more)

The flexibility of Media Exchange technology with multimodal and multimedia capabilities is helping service providers shape the future of their industry,” said Jim Milton, chief operating officer, Intervoice. “We are extremely pleased that this service provider continues to show confidence in Intervoice.”
Intervoice said it is not unusual for the Company to receive large contracts. This contract or any large contract is not necessarily indicative of the Company’s revenues or earnings for the fiscal quarter. Intervoice currently anticipates recognizing revenue on this contract commencing with its fiscal quarter ending August 31, 2007 and continuing through its fiscal quarter ending November 30, 2008.
About Intervoice Media Exchange
Intervoice Media Exchange is an open-standards IP-based, multimodal, multimedia communications platform incorporating industry-leading technology. Media Exchange uses a fully programmable intelligent switch that allows instantaneous routing of customer calls, a unique function that provides a seamless migration from legacy voicemail systems to the new Media Exchange platform.
About Intervoice
Intervoice is a world leader in unified communications, providing scalable, switch-independent software and professional services that power standards-based voice portals, multi-channel IP contact centers, and next-generation mobile-enhanced services. Since 1983, Intervoice solutions have been used by many of the world’s leading banks, communications companies, healthcare institutions, utilities and government entities. With more than 5,000 customers in 75 countries, Intervoice helps enterprises and network operators stay competitive by offering their customers best-in-class services. The Intervoice Media Exchange platform, IP contact center software, IMS-enabled messaging products, and custom-built and packaged applications are available on-premise and, selectively, as managed or hosted services by Intervoice. For more information, visit www.intervoice.com.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward—looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking

Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
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